Exhibit 99.1

BROADRIDGE REPORTS THIRD QUARTER FISCAL YEAR 2011 RESULTS

Third Quarter EPS Results In Line with Expectations

Reaffirms Full Year EPS Guidance

LAKE SUCCESS, N.Y. May 10, 2011 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter of its fiscal year 2011. For the three months ended March 31, 2011, the Company reported revenues of $527 million, net earnings from continuing operations of $33 million and diluted earnings per share from continuing operations of $0.25. This compares with revenues of $491 million, net earnings from continuing operations of $31 million and diluted earnings per share from continuing operations of $0.22 for the same period last fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “Overall, I am satisfied with our third quarter results. The core recurring revenues of the business are solid and performed as expected and our client revenue retention rate was 99%. As anticipated, event-driven revenues remain weak; however, we continue to make good progress on our key initiatives and the momentum from our acquisitions continues to build.”

Financial Results for Third Quarter Fiscal Year 2011

For the third quarter of fiscal year 2011, revenues from continuing operations increased 7% to $527 million, compared to $491 million for the comparable period last year. The increase was driven primarily by a positive contribution from recurring revenues from acquisitions, the Penson outsourcing services agreement, internal growth and net new business (defined as closed sales less client losses), partially offset by lower event-driven mutual fund proxy fee revenues and the corresponding distribution revenues. Pre-tax margin from continuing operations of 9.7% decreased compared to 9.9% for the same period last year primarily due to the decline in event-driven mutual fund proxy revenues.

Net earnings from continuing operations of $33 million increased 6% compared to $31 million for the same period last year, primarily due to higher recurring revenues partially offset by the reduction in event-driven mutual fund proxy revenues. Diluted earnings per share from continuing operations increased to $0.25 per share on lower weighted-average shares outstanding, compared to $0.22 per share in the third quarter of fiscal year 2010.

During the third quarter of fiscal year 2011, the Company opportunistically repurchased approximately 3.6 million shares of Broadridge common stock under its stock repurchase plan at an average price of approximately $22.82 per share.

Analysis of Third Quarter Fiscal Year 2011

Investor Communication Solutions

Revenues for the Investor Communication Solutions segment in the third quarter of fiscal year 2011 increased 3% to $369 million compared to the third quarter of fiscal year 2010. The increase was driven primarily by recurring revenues including acquisitions, partially offset by lower event-driven mutual fund proxy revenues. Operating margin increased by 0.3 percentage points to 8.2% as a result of higher recurring revenues.

Securities Processing Solutions

Revenues for the Securities Processing Solutions segment in the third quarter of fiscal year 2011 increased 15% to $154 million compared to the third quarter of fiscal year 2010. The increase was driven primarily by acquisitions, net new business and higher trade volumes, partially offset by the carryover impact of the prior fiscal year’s client losses and concessions. Operating margin decreased by 0.7 percentage points to 17.6% as a result of the dilutive impact of the Penson outsourcing services agreement and the City Networks, Ltd acquisition.

Financial Results for Year-to-Date Fiscal Year 2011

For the nine months ended March 31, 2011, revenues from continuing operations declined by 5% to $1,391 million, compared to $1,459 million for the comparable period last year. The decrease was driven primarily by lower event-driven fee revenues, which declined from $227 million to $132 million primarily due to lower mutual fund proxy revenues, and the corresponding distribution revenues, partially offset by a positive contribution from recurring revenues from acquisitions, the Penson outsourcing services agreement, internal growth and net new business. Pre-tax margins from continuing operations of 6.4% declined compared to 10.9% for the same period last year as a result of the decline in event-driven revenues.

Net earnings from continuing operations of $57 million decreased 48% compared to $109 million for the same period last year, primarily due to lower revenues and a higher effective tax rate (due to a one-time tax benefit in the last fiscal year). Diluted earnings per share from continuing operations decreased to $0.44 per share on lower weighted-average shares outstanding, compared to $0.78 per share for the comparable period of fiscal year 2010. Our closed sales of $92 million decreased 29% from last year’s comparable period. Excluding the two largest transactions from our closed sales results, the large Securities Processing Solutions closed sale during the second quarter of fiscal year 2011 and the MSSB closed sale from the second quarter of fiscal year 2010, recurring revenue closed sales were basically flat with last year’s comparable period.

During the first nine months of fiscal year 2011, the Company opportunistically repurchased approximately 8.3 million shares of Broadridge common stock under its stock repurchase plan at an average price of approximately $21.78 per share. Approximately 7.9 million shares remain available under the Company’s current stock repurchase plan.

Fiscal Year 2011 Financial Guidance

Consistent with the guidance provided in February, our fully diluted earnings per share from continuing operations are expected to be in the range of $1.30 to $1.40, based on approximately 128 million diluted weighted-average shares outstanding. We are expecting lower than anticipated capital expenditures for the remainder of the year, therefore, free cash flow is expected to increase to a range of approximately $140 million to $200 million, which includes approximately $35 million in investment implementation costs primarily in connection with the IBM information technology services agreement and the Penson outsourcing services agreement. Free cash flow is defined as cash flow from operating activities, less capital expenditures and purchases of intangibles. Our recurring revenue closed sales guidance remains unchanged at a range of $110 million to $150 million.

Our guidance takes into consideration approximately 8.3 million shares repurchased by the Company during the first nine months of fiscal year 2011. Our guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases in excess of the repurchases needed to remain at our planned 128 million diluted weighted-average outstanding shares guidance.

Our revolving credit facility and our term loan mature on March 29, 2012. As a result, both are classified as short-term borrowings this quarter. We plan to renew the revolving credit facility in the first quarter of fiscal year 2012 and renew the term loan prior to maturity.

Mr. Daly commented, “I am satisfied with our third quarter performance and expect our full year results to be in line with our guidance. It has been a challenging year so far because of the decline in event-driven revenues; however, I am encouraged by the quality of our sales, our strategic initiatives, our acquisitions, the market momentum and the direction our recurring revenue is currently heading. I remain very confident about Broadridge’s future and I believe that our prospects for improved performance will begin in fiscal year 2012, more in 2013 and beyond.”

Non-GAAP Measures

In certain circumstances, results have been presented that are Non-GAAP measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes such Non-GAAP measures provide investors with a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Accompanying this release is a reconciliation of Non-GAAP measures to the comparable GAAP measures.

Earnings Conference Call

An analyst conference call will be held today, Tuesday, May 10th at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2010 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Broadridge Financial Solutions, Inc.

Condensed Consolidated Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenues	$527.1	$490.8	$1,390.8	$1,458.7

Cost of revenues	406.6	380.9	1,099.8	1,119.1
Selling, general and administrative expenses	66.9	60.0	195.3	171.8
Other expenses, net	2.5	1.5	7.2	8.4

Total expenses	476.0	442.4	1,302.3	1,299.3

Earnings from continuing operations before income taxes	51.1	48.4	88.5	159.4
Provision for income taxes	18.5	17.6	32.0	50.5

Net earnings from continuing operations	32.6	30.8	56.5	108.9
Loss from discontinued operations, net of tax benefit	(2.9)	(5.9)	(3.1)	(24.0)

Net earnings	$29.7	$24.9	$53.4	$84.9

Earnings per share:
Basic earnings per share from continuing operations	$0.26	$0.23	$0.45	$0.80
Basic loss per share from discontinued operations	(0.02)	(0.05)	(0.02)	(0.18)

Basic earnings per share	$0.24	$0.18	$0.43	$0.62

Diluted earnings per share from continuing operations	$0.25	$0.22	$0.44	$0.78
Diluted loss per share from discontinued operations	(0.02)	(0.04)	(0.02)	(0.17)

Diluted earnings per share	$0.23	$0.18	$0.42	$0.61

Weighted-average shares outstanding:
Basic	124.2	134.8	125.3	136.2
Diluted	128.2	138.8	128.8	139.6

Dividends declared per common share	$0.15	$0.14	$0.45	$0.42

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions, expect per share amounts)

(Unaudited)

	March 31, 2011	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$151.3	$412.6
Accounts receivable, net of allowance for doubtful accounts of $2.1 and $2.0, respectively	395.3	354.3
Other current assets	128.1	101.7
Assets of discontinued operations	30.9	123.8

Total current assets	705.6	992.4
Property, plant and equipment, net	84.6	87.4
Other non-current assets	183.8	159.0
Goodwill	733.4	509.5
Intangible assets, net	146.0	46.1

Total assets	$1,853.4	$1,794.4

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109.8	$91.3
Accrued expenses and other current liabilities	193.2	261.2
Deferred revenues	99.5	34.8
Short-term borrowings	440.0	—
Liabilities of discontinued operations	12.6	99.1

Total current liabilities	855.1	486.4
Long-term debt	124.2	324.1
Deferred taxes	59.0	56.2
Other non-current liabilities	71.3	72.8
Deferred revenues	51.5	47.8

Total liabilities	1,161.1	987.3

Commitments and contingencies

Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 147.3 shares and 145.9 shares, respectively; outstanding, 122.3 and 129.2 shares, respectively	1.5	1.5
Additional paid-in capital	637.9	587.8
Retained earnings	544.6	546.9
Treasury stock—at cost, 25.0 and 16.7 shares, respectively	(510.6)	(327.7)
Accumulated other comprehensive income (loss)	18.9	(1.4)

Total stockholders’ equity	692.3	807.1

Total liabilities and stockholders’ equity	$1,853.4	$1,794.4

Broadridge Financial Solutions, Inc.

Segment and Closed Sales Results

(In millions)

(Unaudited)

	Revenues
	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Investor Communication Solutions	$368.9	$356.5	$942.5	$1,059.7
Securities Processing Solutions	153.9	133.6	441.7	397.5
Other	—	0.1	0.1	2.3
Foreign currency exchange	4.3	0.6	6.5	(0.8)

Total	$527.1	$490.8	$1,390.8	$1,458.7

	Earnings (Loss) from Continuing Operations before Income Taxes
	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Investor Communication Solutions	$30.1	$28.0	$39.1	$102.3
Securities Processing Solutions	27.1	24.5	67.3	73.5
Other	(9.1)	(5.0)	(24.3)	(18.4)
Foreign currency exchange	3.0	0.9	6.4	2.0

Total	$51.1	$48.4	$88.5	$159.4

	Closed Sales
	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Recurring	$19.6	$28.7	$71.6	$84.0
Event-Driven	0.3	13.0	20.2	45.8

Total	$19.9	$41.7	$91.8	$129.8

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Free Cash Flow Guidance

(In millions)

(Unaudited)

	FY11 Guidance Range
	Low	High
Net earnings from continuing operations (GAAP)	$166	$179
Depreciation and amortization	65	75
Stock-based compensation expense	30	30
Other	(5)	5

Subtotal	256	289

Working capital changes	(30)	(25)
Long-term assets & liabilities changes	(30)	(20)

Net cash flow provided by continuing operating activities	196	244

Cash Flows From Investing Activities
Capital expenditures and intangibles	(55)	(45)

Free cash flow (Non-GAAP)	$141	$199